Exhibit 10.7

Execution Version

ADMINISTRATIVE SERVICES AGREEMENT

THIS ADMINISTRATIVE SERVICES AGREEMENT (this “Agreement”), is made as of July 1, 2015, by and between Elastic SPV, Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands (“ESPV”) and Elevate@Work Admin, LLC, a Delaware limited liability company (“Agent”). Each party to this Agreement may be referred to herein as a “Party” or collectively as “Parties.”

Recitals

WHEREAS, ESPV has entered into (i) a Participation Agreement of even date herewith (the “Participation Agreement”) with Republic Bank & Trust Company, a Kentucky chartered state bank (“RB”), pursuant to which ESPV may from time to time acquire from RB certain Participation Interests in Advances, including the Receivables and the Collections related thereto (as each such term is defined below), and (ii) a Participation Interest Purchase and Sale Agreement of even date herewith (the “Participation Interest Purchase and Sale Agreement”) with Elastic@Work, LLC, a Delaware limited liability company (“E@W”), pursuant to which ESPV will acquire from E@W certain Participation Interests in Advances, including the Receivables and Collections related thereto.

WHEREAS, in connection with the transactions contemplated by the Participation Agreement, ESPV desires to appoint Agent, and Agent desires to accept such appointment, as a provider of certain services as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt of which is hereby acknowledged, Agent and ESPV agree as follows:

Agreement

ARTICLE 1

DEFINITIONS

Section 1.1. Definitions. The following terms shall have the following meanings and any capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Participation Agreement or, if not defined therein, the Financing Agreement.

“Account” shall have the meaning given to such term in the Participation Agreement or the Participation Interest Purchase and Sale Agreement (as the case may be).

“Additional Amount” shall have the meaning set forth in Section 8.3(a).

“Advance” shall have the meaning given to such term in the Participation Agreement or the Participation Interest Purchase and Sale Agreement (as the case may be).

“Advance Fee” shall have the meaning given to such term in Exhibit A to the Participation Agreement.

[****] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

“Affiliates” shall mean with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with such other Person.

“Agent” shall have the meaning set forth in the introductory paragraph.

“Agent Fee” shall mean a fixed monthly fee of [****], payable to the Agent pursuant to Section 2.5 hereof.

“Agreement” shall have the meaning set forth in the introductory paragraph.

“Applicant” shall mean a prospective Borrower.

“Articles of Association” shall mean the Memorandum and Articles of Association of ESPV, dated as of June 23, 2015, filed under the Companies Law (2013 Revision) of the Cayman Islands (as amended from time to time).

“Borrowers” shall mean any obligor on an Account.

“Business Day” means a day other than Saturday, Sunday or a public holiday on which banks are authorized or required to be closed under the laws of the State of Delaware.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Collections” shall have the meaning given to such term in the Participation Agreement or the Participation Interest Purchase and Sale Agreement (as the case may be).

“Credit Advance” shall mean an advance by Lender to ESPV pursuant to the Financing Agreement.

“Credit Default Protection Agreement” shall mean the Credit Default Protection Agreement of even date herewith by and between E@W and ESPV, as the same may be amended, supplemented, restated or otherwise modified from time to time.

“Current Interest Rate” shall have the meaning assigned to such term in the Financing Agreement; provided that if an “Event of Default” has occurred and is continuing under the Financing Agreement, the “Current Interest Rate” shall mean the Default Rate.

“Customer Information” shall have the meaning given to such term in the Participation Agreement.

“Default Rate” shall have the meaning assigned to such term in the Financing Agreement.

“Draft Accounts” shall have the meaning set forth in Section 2.2(f).

“E@W” shall have the meaning set forth in the recitals.

[****] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

“E@W Credit Risk Premium” shall have the meaning given to such term in the Credit Default Protection Agreement.

“Elevate Credit” shall mean Elevate Credit, Inc., a Delaware corporation.

“ESPV” shall have the meaning set forth in the introductory paragraph.

“ESPV Credit Default Payment” shall have the meaning given to such term in the Credit Default Protection Agreement.

“ESPV Indemnified Parties” shall have the meaning given to such term in the Participation Agreement.

“Financing Agreement” shall mean that certain Financing Agreement of even date herewith by and between ESPV and Lender (as the same may be amended, supplemented, restated or otherwise modified from time to time) pursuant to which Lender shall extend a credit facility to ESPV to facilitate the purchase by ESPV of Participation Interests from time to time pursuant to the Participation Agreement and the Participation Interest Purchase and Sale Agreement.

“Finance Charge Receivables” shall have the meaning given to such term in the Participation Agreement or the Participation Interest Purchase and Sale Agreement (as the case may be).

“Fixed Return” shall mean, for any calendar month, a rate of return equal to the sum of the product of (x) [****] of the Current Interest Rate and (y) the average daily aggregate outstanding of each Credit Advance applicable to the Participation Interests during such calendar month, calculated on a daily basis.

“Funding Request” shall have the meaning set forth in Section 2.7.

“GAAP” shall mean generally accepted accounting principles, consistently applied, in the United States of America.

“GLBA” shall have the meaning set forth in Section 4.4(a)(ii).

“Governmental Authority” shall mean any federal or state government (or any political subdivision of any of the foregoing), and any agency, authority, commission, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, whether or not any such Governmental Authority has jurisdiction over a Party.

“Initial Advance” shall have the meaning given to such term in the Participation Agreement or the Participation Interest Purchase and Sale Agreement (as the case may be).

[****] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

“Insolvency Event” means, with respect to a specified Person, (a) the institution of a proceeding or the filing of a petition against such Person seeking the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, seeking the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person’s affairs, and such proceeding or petition, decree or order shall remain unstayed or undismissed for a period of 60 consecutive days or an order or decree for the requested relief is earlier entered or issued; or (b) the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by, a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

“Knowledge” means (a) as to any natural Person, the actual awareness of the fact, event or circumstance at issue or receipt of notification by proper delivery of such fact, event or circumstance and (b) as to any Person that is not a natural Person, the actual awareness of the fact, event or circumstance at issue by a Responsible Officer of such Person or receipt, by a Responsible Officer of such Person, of notification by proper delivery of such fact, event or circumstance.

“Lender” shall have the meaning given to such term in the Financing Agreement.

“Ledgers” shall have the meaning set forth in Section 2.2(a).

“Liens” shall mean any mortgage, lien, pledge, security interest, conditional sale or other title retention agreement, charge or other security interest or encumbrance of any kind, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement or any lease or license in the nature thereof, any option or other agreement to sell or give a security interest in.

“Loan Documents” shall mean the loan agreements, regulatory disclosures and other documentation evidencing and governing the Accounts and the Receivables.

“Losses” shall mean all out-of-pocket costs, damages, losses, Taxes, fines, penalties, judgments, settlements, and expenses whatsoever, including, without limitation: (i) outside attorneys’ fees and disbursements and court costs reasonably incurred; and (ii) costs (including reasonable expenses and reasonable value of time spent) attributable to the necessity that any officer or employee (other than in-house attorneys) spend more than twenty-five percent (25%) of his or her normal business hours, over a period of two (2) months, in connection with any judicial, administrative, legislative, or other proceeding.

[****] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

“Maintenance Account” shall mean a segregated deposit account in the name of ESPV at a depository institution selected by Victory Park, into which account shall be swept all amounts on deposit in the Operating Account in excess of [****] in the aggregate.

“Material Adverse Effect” shall mean a material adverse effect on: (i) the business operations, properties, assets, condition (financial or otherwise) of Agent; (ii) the ability of Agent to fully and timely perform its obligations under this Agreement or any of the other Transaction Documents to which it is a party; (iii) the legality, validity, binding effect, or enforceability against Agent of this Agreement or any of the other Transaction Documents to which it is a party; or (iv) the rights, remedies and benefits available to the Agent and ESPV under this Agreement or under any of the other Transaction Documents to which it is a party.

“Monthly Expenses” shall mean, for a given month, the expenses described in Section 8.2 for such month.

“Monthly Maintenance Fee” shall have the meaning given to such term in the Financing Agreement.

“Non-Excluded Taxes” shall have the meaning set forth in Section 8.3(a).

“Other Taxes” shall have the meaning set forth in Section 8.3(b).

“Operating Account” shall mean a segregated deposit account in the name of ESPV at a depository institution selected by Victory Park, from which the Agent shall effectuate the purchase of Participation Interests from RB by ESPV, and into which the Agent shall deposit or cause to be deposited all amounts (i) received from RB or any other source with respect to Participation Interests purchased by ESPV pursuant to the Participation Agreement or the Participation Interest Purchase and Sale Agreement, and (ii) received from E@W with respect to Reserve Deposits funded pursuant to the Credit Default Protection Agreement.

“Participation Agreement” shall have the meaning set forth in the recitals.

“Participation Interest Purchase and Sale Agreement” shall have the meaning set forth in the recitals.

“Participation Interest” shall have the meaning given to such term in the Participation Agreement or the Participation Interest Purchase and Sale Agreement (as the case may be).

“Participation Percentage” shall have the meaning set forth in the Participation Agreement or the Participation Interest Purchase and Sale Agreement (as the case may be).

“Party” shall have the meaning set forth in the introductory paragraph.

[****] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

“Payee” shall have the meaning set forth in Section 8.3(a).

“Person” means any individual, corporation, estate, partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

“Principal Receivables” shall have the meaning given to such term in the Participation Agreement or the Participation Interest Purchase and Sale Agreement (as the case may be).

“Proceeding” shall mean any action, suit, proceeding, inquiry or investigation before or by any court, public board or government agency.

“Program” shall have the meaning given to such term in the Participation Agreement.

“Program Guidelines” shall have the meaning set forth in the Financing Agreement.

“Purchases” shall have the meaning given to such term in Section 2(a) of the Participation Agreement.

“Receivables” shall have the meaning given to such term in the Participation Agreement or the Participation Interest Purchase and Sale Agreement (as the case may be).

“Records” shall have the meaning set forth in Section 9.9.

“Recoveries” shall have the meaning given to such term in the Participation Agreement or the Participation Interest Purchase and Sale Agreement (as the case may be).

“Regulatory Authority” shall mean any applicable federal, local or state agency having jurisdiction over the Parties.

“Requirements” shall mean all Laws applicable to RB, ESPV, the Program, the Accounts or the transactions contemplated by the Participation Agreement.

“Reserve Deposit” shall have the meaning given to such term in the Credit Default Protection Agreement.

“Responsible Officer” means, when used with respect to the Agent, the Chief Financial Officer, a Vice President, an Assistant Vice President, the Chief Accounting Officer or the Secretary of the Agent, as applicable.

“Security Agreement” shall have the meaning given to such term in the Financing Agreement.

“Services” shall have the meaning set forth in Section 2.1.

[****] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

“Servicing Fees” shall have the meaning given to such term in the Participation Agreement.

“Standard of Performance” shall have the meaning set forth in Section 3.1.

“Subsequent Advance” shall have the meaning given to such term in the Participation Agreement or the Participation Interest Purchase and Sale Agreement (as the case may be).

“Taxes” shall mean any present or future tax, levy, impost, duty, assessment, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed (including penalties, interest and additions thereon).

“Termination Event” shall mean the occurrence of one of the following events:

(a) Any failure by the Agent to deliver or deposit any proceeds or payment required to be so delivered or deposited under this Agreement that continues unremedied for a period of two (2) Business Days after the earlier of (x) notice (whether written or oral) of such failure is provided to the Agent and (y) the Agent obtains Knowledge of such failure;

(b) Failure on the part of the Agent to duly observe or perform any other covenants or agreements of the Agent set forth in this Agreement, which failure continues unremedied for a period of 30 days (or, if the Agent shall have provided evidence satisfactory to ESPV that such obligation cannot be cured in the 30-day period and that it is diligently pursuing a cure, 60 days), after the earlier of (x) the Agent first acquiring Knowledge thereof and (y) the date on which written notice of such failure shall have been given to the Agent;

(c) Any representation, warranty or statement of the Agent made in this Agreement or any certificate, report or other writing delivered pursuant hereto shall prove to be incorrect in any material respect as of the time when the same shall have been made, and the incorrectness of such representation, warranty or statement has a material adverse effect on ESPV and is not remedied within 30 days (or, if the Agent shall have provided evidence satisfactory to ESPV that such breach cannot be cured in the 30-day period and that it is diligently pursuing a cure, 60 days) after the earlier of (x) the Agent first acquiring Knowledge thereof and (y) the date on which written notice of such failure shall have been given to the Agent; or

(d) The occurrence of an Insolvency Event with respect to the Agent.

“Terrorism Laws” shall mean (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States of America Treasury Department and any other enabling legislation or executive order relating thereto and (ii) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act, and the regulations adopted thereunder.

[****] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

“Third Party Service Provider” shall have the meaning given to such term in the Participation Agreement.

“Transaction Documents” shall mean this Agreement, the Participation Agreement, the Financing Agreement, the Articles of Association of ESPV and each of the other agreements, documents, certificates or other instruments delivered in connection with the transactions contemplated hereby and thereby.

“Victory Park” shall mean Victory Park Management, LLC, a Delaware limited liability company.

“Victory Park Syndication Management Fee” shall have the meaning assigned to such term in the Financing Agreement.

ARTICLE 2

APPOINTMENT; SERVICES; FEES

Section 2.1. Appointment. ESPV hereby appoints Agent as the exclusive provider of the administrative services described in this Agreement, including without limitation the services described in Sections 2.2, 2.3, and 2.4 (collectively, the “Services”), to ESPV on the terms and conditions set forth in this Agreement. Agent accepts such appointment and agrees to perform the Services on the terms and conditions set forth in this Agreement. Notwithstanding the foregoing or anything else to the contrary in this Agreement, ESPV shall retain all of its power and authority over its actions including, without limitation, at its option and in its sole discretion, its right to direct the performance of the Services delegated to and to be performed by Agent hereunder.

Section 2.2. Services. Agent shall perform the following Services for ESPV during the term of this Agreement:

(a) The Agent shall establish an accounting system and maintain the accounting ledgers of and for ESPV in accordance with GAAP, unless otherwise required by applicable law (collectively, the “Ledgers”);

(b) The Agent shall perform daily settlement reporting and accounting with respect to the Participation Interests acquired by ESPV pursuant to the Participation Agreement and the Participation Interest Purchase and Sale Agreement;

(c) Upon receiving daily approval from ESPV, the Agent shall disburse funds for the purchase of Participation Interests by ESPV using funds in the Operating Account, provided that such funds shall only be used to purchase Participation Interests approved by ESPV in accordance with the proviso at the end of this Section 2.2. In addition, the Agent shall, upon approval by ESPV, permit E@W to use Reserve Deposits from the Operating Account from time to time in order to fund ESPV Credit Default Payments under the terms of the Credit Default Protection Agreement;

[****] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

(d) The Agent shall promptly deposit into the Operating Account all amounts (i) received from RB or any other source with respect to Participation Interests purchased by ESPV pursuant to the Participation Agreement and the Participation Interest Purchase and Sale Agreement, and (ii) received from E@W with respect to Reserve Deposits funded pursuant to the Credit Default Protection Agreement;

(e) The Agent shall cause all funds in excess of [****] in the aggregate on deposit in the Operating Account to be swept to the Maintenance Account on a daily basis;

(f) The Agent shall prepare and deliver to Victory Park (within sixty (60) calendar days after the end of the relevant quarter or, if the end of such quarter coincides with the end of a year, within one hundred twenty (120) calendar days after the end of such year), with respect to ESPV, a draft balance sheet and statement of changes in shareholders’ equity as of the end of each quarter and year and draft statements of income and cash flows for such quarter and year, as applicable (“Draft Accounts”);

(g) The Agent shall maintain, or monitor the maintenance of, the books, records, registers and associated filings of ESPV required in the ordinary course of providing the Services including, without limitation, keeping accurate records of Purchases of Participation Interests by ESPV from time to time under the Participation Agreement and the Participation Interest Purchase and Sale Agreement;

(h) The Agent shall procure, when Agent considers in good faith that it is appropriate or necessary to do so, and coordinate the advice of, legal counsel, accounting, tax and other professional advisers, in each case acceptable to ESPV to assist ESPV in carrying out its obligations, and supervising, in accordance with instructions from ESPV, such legal counsel and other advisers;

(i) The Agent shall pay or cause to be paid on behalf of ESPV, the Participation Percentage of any Servicing Fees incurred by RB during the prior calendar month, in accordance with Section 4(a)(ii) of the Participation Agreement;

(j) The Agent shall manage the Operating Account and Maintenance Account for and on behalf of ESPV, each of which shall be a segregated deposit account;

(k) The Agent shall report to ESPV and Victory Park on a monthly basis no later than the tenth (10th) Business Day of each calendar month with respect to (i) the distributions made pursuant to Section 2 of the Credit Default Protection Agreement during such calendar month, (ii) the amounts on deposit in the Operating Account as of the end of the immediately preceding calendar month, and (iii) a summary of the deposits into and withdrawals from the Operating Account during the immediately preceding calendar month;

(l) The Agent shall facilitate the compliance by ESPV of ESPV’s obligations under the Participation Agreement, the Participation Interest Purchase and Sale Agreement and the Transaction Documents;

[****] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

(m) No later than the tenth (10th) Business Day after the end of each calendar month, the Agent shall pay to Lender the Fixed Return;

(n) The Agent shall cause ESPV to pay the Monthly Maintenance Fee and the Victory Park Syndication Management Fee to Victory Park or its designee as required under the Financing Agreement;

(o) The Agent shall cause ESPV to pay the E@W Credit Risk Premium to E@W pursuant to the Credit Default Protection Agreement or the Agent shall pursue E@W to pay the ESPV Credit Default Payment to ESPV pursuant to the Credit Default Protection Agreement;

(p) The Agent shall pay or reimburse ESPV and its Affiliates the fees, costs and expenses required to be paid pursuant to Section 8.2; and provide the tax gross-up, payments and indemnity required pursuant to Section 8.3;

(q) Upon instruction and approval of ESPV, the Agent shall pay Lender any prepayment penalty or premiums associated with the prepayment of Credit Advances in accordance with the terms of the Financing Agreement;

(r) The Agent shall assist ESPV in the preparation of its tax returns, if any, and/or file such tax returns on behalf of ESPV and shall pay on behalf of ESPV any and all Taxes owing by ESPV; and

(s) The Agent shall promptly notify ESPV if it learns of consumer lending legislation that is pending before the United States House of Representatives or the United States Senate which reasonably could be expected to negatively impact the profitability or legality of Agent’s business;

(t) The Agent shall cause ESPV to provide to RB unaudited quarterly financial statements of ESPV not later than thirty (30) calendar days after the end of each calendar quarter;

(u) The Agent shall assist and provide to the ESPV and information regarding the Holders of Notes and payments on the Notes that is reasonably available to the Agent and may be necessary for compliance with FATCA, subject in all cases to confidentiality provisions.

provided, however, that ESPV shall (i) retain ownership of the Ledgers and Draft Accounts, including retaining all discretionary decisions and judgments relating to the preparation and maintenance thereof, and (ii) retain the right, in its sole and absolute discretion, to prohibit Agent from purchasing additional Participation Interests on behalf of ESPV.

Section 2.3. Accounting Standards. Agent shall prepare the Draft Accounts in accordance with GAAP (without the footnotes to any financial statements) which shall be reviewed by a “Big Four” or other nationally-recognized independent certified public accountant selected by Agent and reasonably acceptable to ESPV. ESPV hereby approves Agent’s selection of Grant Thornton LLP as its independent certified public accountant for this purpose.

[****] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

Section 2.4. Agent Responsibility. The obligations of Agent are limited to those matters that are expressly the responsibility of Agent in accordance with this Agreement. Notwithstanding the appointment of Agent to perform the Services and except as otherwise set forth herein, ESPV shall remain responsible for all matters and decisions related to its business, operations, assets and liabilities. Other than this Agreement, Agent is not authorized or empowered to enter into any agreement, contract or other legally binding arrangement, in respect of or relating to the business or affairs of ESPV.

Section 2.5. Agent Fees and Expenses. As compensation for the performance of the Services hereunder, the Agent shall be entitled to receive the Agent Fee, which fee the Agent shall be entitled to withdraw from amounts on deposit in the Operating Account or the Maintenance Account, as applicable, on a monthly basis. Except as otherwise expressly set forth herein, Agent shall bear all of its own costs and expenses in performing the Services.

Section 2.6. Reserved.

Section 2.7. Funding of ESPV. Agent may provide written requests to Lender requesting that additional Credit Advances be made into ESPV in accordance with the Financing Agreement (each, a “Funding Request”) as follows: Agent shall be entitled to make such Funding Request upon no less than (a) fifteen (15) calendar days prior written notice if such proposed request is for a Credit Advance in an amount of $10,000,000 or less; and (b) thirty (30) calendar days prior written notice if such proposed request is for a Credit Advance in an amount greater $10,000,000.

ARTICLE 3

STANDARD OF PERFORMANCE; LIABILITY AND INDEMNITY

Section 3.1. Standard of Performance. Agent will devote the same amount of time, attention and resources to and will be required to exercise the same level of skill, care and diligence in the performance of the Services hereunder as it would if it were administering such Services on its own behalf (the “Standard of Performance”), but in no event less than that standard of service provided by similar advisors acting in good faith.

Section 3.2. Liability and Indemnity.

(a) Agent shall not be liable for any losses or taxes to or of, or payable by ESPV at any time from any cause whatsoever or any losses or taxes directly or indirectly arising out of or in connection with or related to the performance by Agent of this Agreement unless such losses or taxes are the result of Agent’s own willful misconduct, gross negligence, deceit or fraud.

[****] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

(b) Agent shall indemnify and hold harmless the ESPV Indemnified Parties for any Losses which they may incur or be subject to as a result of or arising from: (i) the performance of the Services or any breach of this Agreement by Agent, (ii) the material inaccuracy of any representation or warranty made by Agent, (iii) any failure of Agent to comply in respect of the ESPV Indemnified Parties’ obligations in connection with the Program or with any Requirements provided such obligations are to be satisfied by Agent in accordance with this Agreement, (iv) any improper use or disclosure or unlawful use or disclosure of Customer Information by Agent, (v) any liability of the ESPV Indemnified Parties for any fees, costs, or other amounts due including damages or liquidated damages, arising out of any contract with a third party service provider retained by Agent, and (vi) the ESPV Indemnified Parties’ indemnification obligations under the Participation Agreement to the extent such obligations arise from the Agent’s willful misconduct, gross negligence, deceit or fraud in the performance of the Services; provided, however, that this indemnity shall not apply and Agent shall have no liability in respect of Losses to the extent that they arise from (x) the willful misconduct, gross negligence, deceit or fraud of an ESPV Indemnified Party (as determined by a final non-appealable order of court of competent jurisdiction), (y) any action that an ESPV Indemnified Party requires Agent to take pursuant to a direction but only to the extent that Agent takes such action in accordance with such direction and in accordance with the provisions hereof, or (z) a refusal by an ESPV Indemnified Party to take action upon a recommendation made in good faith by Agent in accordance with the terms hereof.

(c) This Agreement contemplates that Agent shall receive the relevant information from ESPV and/or Victory Park in order for Agent to make required credit and debit entries and to make the calculations and supply the information and reports required herein, and that Agent will do the foregoing to the extent such information is so provided and on the basis of such information, without undertaking any independent verification or recalculation of such information.

(d) The indemnity obligations set forth in this Section 3.2 shall survive the termination of this Agreement.

ARTICLE 4

AGENT UNDERTAKINGS

Section 4.1. Agent Undertakings. Agent shall:

(a) if Agent receives any money which is required to be paid to or for the benefit of ESPV, Agent shall hold such money in trust for ESPV and shall within three (3) Business Days thereafter remit the same into the Operating Account in accordance with the terms hereof without exercising any right of setoff;

(b) comply with all Requirements in the performance of the Services;

(c) make all payments required to be made by it at any time and from time to time pursuant to this Agreement, the Participation Agreement and the other Transaction Documents on the required date for payment thereof;

[****] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

(d) observe all limited liability company formalities;

(e) maintain proper records, books, accounts and minutes;

(f) pay its obligations in the ordinary course of its business;

(g) conduct its business in its own name;

(h) not induce any third party to rely on the creditworthiness of ESPV in order that such third party will be induced to contract with it; and

(i) subject to the Lender under the terms of the Financing Agreement making sufficient funds available, arrange for sufficient funds from ESPV to be maintained on deposit in the Operating Account to purchase Participation Interests from time to time pursuant to the Participation Agreement and the Participation Interest Purchase and Sale Agreement.

Section 4.2. Compliance Reviews and Audits. During the term of this Agreement and at all times thereafter, ESPV shall have reasonable access to Agent’s offices, to the books and records of Agent (to the extent that such books and records pertain to the Services), to the officers, employees and accountants of Agent, and to the computer files containing copies of documents relating to the Services, all for the purposes of ensuring that Agent is complying with its obligations under this Agreement. In addition, and not as a limitation of the foregoing, ESPV shall have the right, from time to time during the term of this Agreement, to conduct audits and/or compliance reviews of Agent and the records generated hereunder; provided, that the exercise of such audit and review rights by ESPV shall be conducted during normal business hours in a manner which does not unreasonably interfere with Agent’s normal business operations and customer and employee relations.

Section 4.3. Representations and Warranties. Agent hereby makes the following representations and warranties to ESPV as of the date hereof and as of each date on which ESPV acquires a Participation Interest under the Participation Agreement and the Participation Interest Purchase and Sale Agreement:

(a) Organization and Good Standing. Agent is a limited liability company duly formed under the laws of Delaware, validly existing and in good standing under the laws of Delaware and has full power, authority and the legal right to own its properties and conduct its business as now conducted, and to execute, deliver and perform its obligations under this Agreement and under each of the other Transaction Documents to which it is a party.

(b) Due Qualification. Agent (i) is duly qualified to do business and is in good standing as a foreign limited liability company in each jurisdiction where such qualification is necessary in order to perform its duties hereunder and under each of the other Transaction Documents to which it is a party, (ii) has obtained all licenses and approvals as required under federal and state law that are necessary to perform its duties hereunder and under each of the other Transaction Documents to which it is a party and (iii) is in compliance with its organizational documents.

[****] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

(c) Due Authorization; Enforceability. Agent has the full power and authority to execute and deliver this Agreement and to perform its obligations hereunder and under each of the other Transaction Documents to which it is a party including, without limitation, the performance of the Services to be performed by it hereunder. The execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party by Agent including, without limitation, the performance of the Services to be performed by it hereunder, has been duly authorized by all necessary limited liability company action on its part and do not and will not contravene any provision of its organizational documents. Each of this Agreement and the other Transaction Documents to which it is a party has been duly executed and delivered by Agent and constitutes the legal, valid and binding obligation of Agent, enforceable against Agent in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium and/or other similar laws and general equitable principles.

(d) No Conflict. The execution, delivery and performance by Agent of this Agreement and each of the other Transaction Documents to which it is a party and the transactions contemplated hereby and thereby, including, without limitation, the performance of the Services to be performed by it hereunder, does not violate, conflict with or result in a breach or default under (i) the organizational documents of Agent, (ii) any material federal, state or local law, rule or regulation applicable to Agent or (iii) any other material agreement or other document to which Agent is a party or by which it or any of its property is bound.

(e) No Proceeding. There is no litigation or administrative proceeding before any court, tribunal or governmental body presently pending or threatened against Agent which (i) if adversely determined, could reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect or (ii) questions the validity of this Agreement or any of the other Transaction Documents or any of the transactions contemplated hereby or thereby or any action taken or to be taken pursuant hereto or thereto, including, without limitation, the performance of the Services to be performed by it hereunder.

(f) Criminal Matters; Tax Liens; Proceedings and Judgments. Neither Agent nor any of its officers, directors, members or managers has been subject to any of the following:

(i) criminal conviction (except minor traffic offenses and other petty offenses);

(ii) federal or state tax liens for amounts which are past due and which are not being contested in good faith by appropriate proceedings for which adequate reserves made in accordance with GAAP are being maintained;

(iii) administrative or enforcement proceedings commenced by the Securities and Exchange Commission, any state securities regulatory authority, Consumer Financial Protection Bureau, Federal Trade Commission, federal or state bank regulator, or any other state or federal regulatory agency; or

(iv) restraining order, decree, injunction, or judgment entered in any proceeding or lawsuit alleging fraud on the part of Agent or any principal thereof.

[****] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

(g) No Consents. Except as previously obtained by Agent prior to the date hereof, Agent is not required to obtain any consent, authorization, approval, order, license, franchise, permit, certificate or accreditation of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or authority or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement or any of the other Transaction Documents to which it is a party, including, without limitation, the performance of the Services to be performed by it hereunder, in each case in accordance with the terms hereof or thereof.

(h) Equity Capitalization of Agent. All of the outstanding limited liability company membership interests of Agent have been duly authorized, validly issued and are owned by Elevate Credit. None of such limited liability company membership interests of Agent is subject to preemptive rights or any other similar rights or any Liens or encumbrances and there are no outstanding options, warrants, scrips, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any limited liability company membership interests of Agent.

(i) Indebtedness and Contracts. Agent (i) has no Indebtedness, (ii) is not a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument could reasonably be expected to result in a Material Adverse Effect or (iii) is not in violation of any term of or in default under any contract that could reasonably be expected to result in, either individually or in the aggregate, a Material Adverse Effect.

(j) No Undisclosed Events, Liabilities, Developments or Circumstances. Except for the transactions contemplated by the Transaction Documents, no event, liability, development or circumstance has occurred or exists, or is contemplated to occur with respect to Agent or its business, properties, prospects, operations or financial condition, that would reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect.

(k) Tax Status. Agent (i) has made or filed all foreign, federal and state income and all other material tax returns, reports and declarations required by any jurisdiction to which it is subject, except where any failure to do so did not result in any material penalties to Agent, (ii) has paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and for which an adequate reserve has been established on its books in accordance with GAAP and (iii) has set aside on its books adequate reserves in accordance with GAAP for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be delinquent by the taxing authority of any jurisdiction (other than those being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and subject to adequate reserves taken by Agent as shall be required in conformity with GAAP), and the officers of Agent know of no basis for any such claim.

[****] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

(l) Conduct of Business; Regulatory Permits. Agent is not in violation of any term of or in default under its certificate of formation or operating agreement or other governing documents. Agent is not in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to Agent (i) purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any of the other Transaction Documents, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided, or (ii) to the extent any such violation would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Agent possesses all material consents, authorizations, approvals, orders, licenses, franchises, permits, certificates, accreditations and permits and all other appropriate regulatory authorities necessary to conduct its business, and Agent has not received any notice of proceedings relating to the revocation or modification of any such consents, authorizations, approvals, orders, licenses, franchises, permits, certificates, accreditations or permits. Agent is in compliance with all laws, rules, regulations and ordinances of all applicable Governmental Authorities.

(m) Foreign Corrupt Practices. Neither Agent nor any director, officer, agent, employee or other Person acting on behalf of Agent has, in the course of its actions for, or on behalf of, Agent (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(n) Margin Stock. Agent is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds from the Purchases will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock, or for any purpose that violates, or is inconsistent with, the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

(o) Investment Company. Agent is not a “registered investment company” or a company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(p) Transactions With Affiliates. Except for transactions that have been entered into on terms, taken as a whole, no less favorable to Agent than those that might be obtained at the time from a Person who is not an officer, director or employee, none of the officers, directors or employees of Agent is presently a party to any transaction with Agent (other than for ordinary course services as employees, officers or directors), including any contract,

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agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of Agent, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

(q) Insurance. Agent is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are deemed prudent by Agent. Agent has not been refused any insurance coverage sought or applied for and Agent has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(r) Disclosure. Notwithstanding any other provision of this Agreement or the other Transaction Documents, all disclosure provided to ESPV regarding Agent, its business and properties, and the transactions contemplated hereby or thereby, including the Schedules to this Agreement, furnished by or on behalf of Agent, is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, taken as a whole and in the light of the circumstances under which they were made, not materially misleading. To its knowledge, no event or circumstance has occurred or information exists with respect to Agent or any of its business, properties, prospects, operations or condition (financial or otherwise), which, under applicable law, rule or regulation, requires public disclosure or announcement by Agent but which has not been so publicly announced or disclosed.

(s) Terrorism Laws. Agent is in compliance, in all material respects, with all Terrorism Laws.

Section 4.4. Covenants.

(a) Books and Records; Inspections.

(i) Agent will (A) keep adequate books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to the Services and (B) permit any representatives designated by ESPV or its Affiliates (including employees of ESPV or its Affiliates or any consultants, accountants, lawyers and appraisers retained by ESPV or its Affiliates) to visit and inspect any of the properties of Agent to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent accountants, all upon reasonable prior written notice and at such reasonable times during normal business hours (so long as no Event of Default (or event or circumstance that, with the passage of time, the giving of notice, or both, would become an Event of Default) has occurred and is continuing) and by this provision Agent authorizes such accountants to discuss with ESPV or its Affiliates and such representatives the affairs, finances and accounts of Agent; provided, that ESPV may only exercise its rights pursuant to this Section 4.4(a)(i) once every six (6) months unless an Event of

[****] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

Default has occurred and is continuing (in which case no such limitations shall apply). Agent acknowledges that ESPV and its Affiliates, after exercising their rights of inspection, may prepare certain reports pertaining to Agent’s assets for internal use by ESPV. After the occurrence and during the continuance of any Event of Default, subject to applicable law, Agent shall provide ESPV and its Affiliates with access to its customers and suppliers.

(ii) If ESPV receives any Nonpublic Personal Information (as defined in the GLBA) of Account Debtors (as defined in the GLBA) that is covered by Title V of the Gramm-Leach-Bliley Act (“GLBA”) (15 U.S.C. §§6801-09), ESPV shall not disclose such information except as allowed under GLBA and shall safeguard such information as required by GLBA.

(iii) If ESPV receives any Nonpublic Personal Information of Account Debtors and if, to ESPV’s knowledge, there has been a material disclosure of such Nonpublic Personal Information in ESPV’s possession to third parties without ESPV’s express or implied authorization, then ESPV shall notify Agent of such event. For the avoidance of doubt, this covenant is not for the benefit of any Person other than Agent and is not intended to expand ESPV’s duty to safeguard Nonpublic Personal Information beyond those set forth in this Agreement or any other Transaction Document.

(iv) Notwithstanding the foregoing, neither ESPV, nor any of its Affiliates or any of their respective officers, partners, directors, employees or agents shall be liable to Agent or any other Person for any action taken or omitted to be taken by ESPV under Sections 4.4(a)(ii) and (iii) (including the failure to notify Agent or any other Person of any information required to be disclosed to Agent or any other Person under Sections 4.4(a)(ii) and (iii)).

(b) Compliance with Laws. Agent shall comply in all material respects with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority. Agent shall take all reasonable and necessary actions to ensure that no portion of the proceeds from any Purchases will be used, disbursed or distributed for any purpose, or to any Person, directly or indirectly, in violation of any of the Terrorism Laws and shall take all reasonable and necessary action to comply in all material respects with all Terrorism Laws with respect thereto.

(c) Affiliate Transactions. Agent shall not, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of Agent, unless such transaction is on terms that are no less favorable to Agent, than those that might be obtained at the time from a Person who is not an Affiliate and are fully disclosed in writing to ESPV prior to consummation thereof.

(d) Existence and Maintenance of Properties. Agent shall maintain and preserve its (i) existence and good standing in the jurisdiction of its organization and (ii) qualification to do business and good standing in each jurisdiction where the nature of its business makes such qualification necessary (other than such jurisdictions in which the failure to

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be so qualified or in good standing could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect). Agent shall maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of Agent, as applicable, and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof.

(e) Modification of Organizational Documents. Without the prior written consent of ESPV, Agent shall not permit its certificate of formation, operating agreement or other organizational documents to be amended or modified in any respect that could reasonably be expected to be adverse to the interests of ESPV or its Affiliates.

(f) Privacy; Security of Customer Information. Agent, on behalf of ESPV, shall:

(i) implement an effective security program to protect nonpublic Customer Information received with respect to any Borrower, customer or consumer;

(ii) implement and maintain administrative, technical and physical safeguards designed to ensure the security of Customer Information pursuant to the Requirements;

(iii) respond promptly and thoroughly to any requests for information concerning the respective information security measures implemented by ESPV; and

(i) ensure that any program created under this clause (f) is in compliance with the Requirements.

Section 4.5. Purchase of Participation Interests. Agent shall not use funds in the Operating Account to purchase Participation Interests unless the applicable purchase of the Participation Interests was approved by ESPV in its sole and absolute discretion.

ARTICLE 5

UNDERTAKINGS OF ESPV

Section 5.1. Cooperation. ESPV shall cooperate with Agent to enable Agent to provide the Services.

Section 5.2. Information. ESPV will provide Agent with the following information in respect of itself:

(a) copies of all relevant documents, including its registration documents, and copies of all books and records maintained on behalf of ESPV;

(b) details of all bank accounts and bank mandates maintained by ESPV;

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(c) name of and contact information of the officers and directors of ESPV; and

(d) such other information as is reasonably requested by Agent and is reasonably necessary to Agent’s performance of the Services.

Section 5.3. Scope of Services. If ESPV shall enter into any agreement, amendment or other modification or shall take any other action that has the effect of increasing in any material respect the scope, nature or level of the Services to be provided under this Agreement without Agent’s express prior written consent, then ESPV shall so notify Agent and Agent shall not be obligated to perform the affected Service to the extent of such increase unless and until Agent and ESPV shall agree on the terms of such increased Service (it being understood that (i) Agent shall have no liability to ESPV directly or indirectly arising out of, in connection with or related to Agent’s failure to perform such increased Service prior to any such agreement and (ii) ESPV shall not be permitted to engage another Person to perform the affected Service without the prior written consent of Agent unless Agent has indicated it is unable or unwilling to act in respect of the affected Service or Agent requires additional compensation for such additional Service that is not acceptable to ESPV).

Section 5.4. Ratification. ESPV ratifies and confirms, and agrees to ratify and confirm (and shall furnish written evidence thereof upon request of Agent), any act or omission by Agent in accordance with this Agreement in the exercise of any of the powers or authorities conferred upon Agent under this Agreement, it being expressly understood and agreed that ESPV shall not have any obligation to ratify and confirm, and expressly does not ratify and confirm, any act or omission of Agent in violation of this Agreement, the Standard of Performance or for which Agent is obligated to indemnify ESPV.

Section 5.5. Covenants. ESPV shall conduct its business such that it is a separate and readily identifiable business form, and independent of, the Agent and shall also:

(a) observe all corporate or statutory trust formalities, as applicable, necessary to remain a legal entity separate and distinct from, and independent of, Agent and any of its Affiliates;

(b) maintain its assets and liabilities separate and distinct from those of Agent;

(c) maintain records, books, accounts, and minutes separate from those of Agent;

(d) pay its obligations in the ordinary course of business as a legal entity separate from Agent;

(e) keep its funds separate and distinct from any funds of Agent, and receive, deposit, withdraw and disburse such funds separately from any funds of Agent;

(f) conduct its business in its own name, and not in the name of Agent;

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(g) not agree to pay or become liable for any debt of Agent, other than as may be required by this Agreement;

(h) not hold out that it is a division of Agent, or that Agent is a division of it;

(i) observe all material corporate, trust or other procedures, as applicable, required under applicable law and under its constitutive documents; and

(j) observe all material corporate or trust formalities, as applicable, necessary to keep its business separate and readily identifiable from any third party.

ARTICLE 6

TERM AND TERMINATION

Section 6.1. Term. This Agreement shall commence on the date hereof and shall terminate upon the earliest of: (i) the final payment or other liquidation of the last outstanding Participation Interest and the remittance of all funds due hereunder; (ii) by mutual consent of Agent and ESPV in writing, or (iii) if a Termination Event (or an event or circumstance that, with the passage of time, the giving of notice, or both, would become a Termination Event) has occurred and is continuing, upon ESPV’s giving not less than ten (10) calendar days’ prior written notice to Agent; provided, if the Termination Event is caused by clause (d) of such definition, such termination shall be automatic without the required provision of any notice.

Section 6.2. Agent Resignation. With the prior written consent of ESPV, Agent may resign from the obligations and duties hereby imposed on it upon ninety (90) calendar days’ prior written notice to ESPV. If ESPV, despite its commercially reasonable efforts, is unable to obtain a replacement to fulfill the obligations and duties imposed on Agent by this Agreement, ESPV may, upon not less than thirty (30) calendar days’ prior written notice to Agent, obligate Agent to delay its resignation and fulfill the obligations and duties imposed on Agent by this Agreement until a replacement is obtained. Upon such resignation and no successor having been appointed, ESPV shall not make any Purchases. In connection with any resignation of Agent pursuant to this Section 6.2 or termination of this Agreement, the parties shall cooperate with each other in effectuating the transfer of the duties of Agent hereunder, and Agent shall deliver to ESPV or its designees, any information or files in its possession relating to the Services as of the date of effectiveness of Agent’s resignation; provided, for the avoidance of doubt, any costs, fees and expenses associated with the Agent’s resignation under this Section 6.2 shall be borne solely by the Agent.

Section 6.3. Survival. Notwithstanding any termination or the expiration of this Agreement, the obligations of ESPV and Agent under Section 3.2 and any reimbursement or indemnity obligations that have accrued prior to such date shall survive such termination or expiration.

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ARTICLE 7

ASSIGNMENT AND DELEGATION

Section 7.1. Assignment and Delegation. No Party shall assign, delegate or otherwise subcontract this Agreement or all or any part of its rights or obligations hereunder to any Person without the prior written consent of the other Party; provided, however, that upon the occurrence of a Termination Event that is not cured within any applicable cure periods, ESPV shall have the right to immediately assign this Agreement and Agent’s rights under this Agreement to another party acceptable to ESPV to assume any or all of Agent’s rights and duties under this Agreement, provided that such assignment shall not relieve Agent of any of its obligations hereunder. This Agreement does not confer any right or benefit on any Person other than the Parties and their successors and permitted assigns.

ARTICLE 8

COSTS AND EXPENSES; TAXES

Section 8.1. General Expenses. Except as expressly set forth in Sections 3.2 and 8.2, no Party shall be responsible for any other Party’s costs, expenses, liabilities and disbursements incurred or paid in connection with this Agreement or matters relating to or arising therefrom.

Section 8.2. Reimbursable Expenses. Agent shall (i) reimburse ESPV and its Affiliates on demand for all reasonable costs and expenses, including, without limitation, legal expenses and reasonable attorneys’ fees (whether for internal or outside counsel), incurred by ESPV or such Affiliates in connection with the (a) negotiation, documentation, consummation and modification of the transactions contemplated hereunder and under each of the other Transaction Documents; (b) collection, protection or enforcement of any rights in or to the Participation Interests; (c) administration and enforcement of ESPV’s or such Affiliates’ rights under this Agreement and under each of the other Transaction Documents (including, without limitation, any costs and expenses of any third party service provider engaged by ESPV or such Affiliates for such purposes); (d) refinancing or restructuring of the terms of this Agreement or any of the other Transaction Documents whether in the nature of a “work out,” in any insolvency or bankruptcy proceeding or otherwise, and whether or not consummated; (e) assignment, transfer or syndication of the Participation Interests; and (f) registers maintained in connection with the Participation Agreement and (ii) indemnify ESPV and its Affiliates from and against all liability for any intangibles, documentary, stamp or other similar taxes, fees and excises, if any, including any interest and penalties, and any finder’s or brokerage fees, commissions and expenses (other than any fees, commissions or expenses of finders or brokers engaged by ESPV or its Affiliates), that may be payable in connection with the terms of this Agreement and/or the other Transaction Documents. Agent shall also pay all normal service charges with respect to all accounts maintained and transfers made by Agent on behalf of ESPV pursuant to this Agreement. Notwithstanding anything to the contrary in this Agreement, so long as no Event of Default has occurred and is continuing, in no event shall Agent’s liability pursuant to Sections 8.2(i)(b)-(g) for expenses other than legal services exceed [****] per year.

[****] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

Section 8.3. Taxes.

(a) All payments to be made to Lender, Victory Park or ESPV (each, a “Payee”) hereunder and under any other Transaction Document shall be made, free and clear of and without deduction for any and all current or future Taxes, levies, imposts, deductions, charges or withholdings that are or would be applicable to such Payee, and all liabilities with respect thereto, excluding net income taxes imposed on the net income of such Payee by the jurisdiction under the laws of which such Payee is organized (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities, collectively or individually, as well as, in respect of ESPV, any and all U.S. federal, state and local Taxes, being called “Non-Excluded Taxes”). If any Non-Excluded Taxes are required to be withheld from or in respect of any sum payable hereunder or under any other Transaction Document to a Payee, (x) the sum payable shall be increased by the amount (an “Additional Amount”) necessary so that, after making all required deductions (including deductions applicable to additional sums payable under this Section 8.3), such Payee shall receive an amount equal to the sum it would have received had no such deductions been made, (y) Agent shall make such deductions and (z) Agent shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b) Agent will pay to the relevant Governmental Authority in accordance with applicable law any current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or under any other Transaction Document or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Transaction Document that are or would be applicable to a Payee (“Other Taxes”).

(c) Agent agrees to indemnify each Payee for the full amount of Non-Excluded Taxes and Other Taxes and any liability (including penalties, interest and expenses (including reasonable attorney’s fees and expenses)) arising therefrom or with respect thereto, whether or not such Non-Excluded Taxes or Other Taxes were correctly or legally asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability prepared by a Payee shall, absent manifest error, be final conclusive and binding for all purposes. Such indemnification shall be made within thirty (30) calendar days after the date a Payee makes written demand therefor.

[****] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

ARTICLE 9

MISCELLANEOUS

Section 9.1. Notices. Except as otherwise expressly provided herein, any and all notices required or agreed to be given pursuant hereto shall be in writing and shall be deemed to have been properly given, served and received (a) if delivered by messenger, when delivered, (b) if mailed, on the third (3rd) Business Day after deposit in the United States mail certified, postage prepaid, return receipt requested, (c) if by facsimile or e-mail, upon sender’s transmission or (d) if delivered by reputable overnight express courier, freight prepaid, the next Business Day after delivery to such courier. Notices shall be addressed to the Parties as set forth below:

If to ESPV:

Elastic SPV, Ltd.
c/o Maples and Calder
P.O. Box 1093
Boundary Hall, Cricket Square
Grand Cayman, KY1-1102
Cayman Islands
Telephone:	(345) 814-5710
Attention:	Andrew Dean, Senior Vice President
E-Mail:	Andrews.Dean@maplesfs.com

With a copy (for informational purposes only) to:

Katten Muchin Rosenman LLP
525 West Monroe Street
Chicago, Illinois 60661
Telephone:	(312) 902-5297 and (312) 902-5495
Facsimile:	(312) 902-1061
Attention:	Mark R. Grossmann, Esq. and Scott E. Lyons, Esq.
E-Mail:	mg@kattenlaw.com
scott.lyons@kattenlaw.com

If to Agent:

Elevate@Work Admin, LLC
4150 International Plaza, Suite 400
Fort Worth, Texas 76109
Attention:	Chief Executive Officer
Facsimile:	817-546-2700
E-Mail:	krees@elevate.com

With a copy (for informational purposes only) to:

Alston & Bird LLP
2828 North Harwood Street, Suite 1800
Dallas, Texas 75201
Telephone:	(214) 922-3405
Facsimile:	(214) 922-3899
Attention:	Mark W. Harris, Esq.
E-Mail:	mark.harris@alston.com

The Parties may change their addresses for notice by serving written notice upon all other Parties.

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Section 9.2. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by the Parties on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed an original and all of which counterparts, taken together, shall constitute but one and the same agreement. A copy of an executed signature page to this Agreement delivered by any Party via facsimile or by other electronic means shall be deemed effective on the date of such delivery.

Section 9.3. Governing Law. This Agreement shall be a contract made under, and governed and enforced in every respect by, the internal laws of the State of New York, without giving effect to its conflicts of law principles other than §5-1401 and 5-1402 of the New York General Obligations Law. Any dispute, controversy, or claim, whether contractual or non-contractual, between the Parties arising directly or indirectly out of or connected with this Agreement, including claims for declaratory relief, or relating to the breach or alleged breach of any representation, warranty, agreement, or covenant under this Agreement, unless mutually settled by the Parties and including the determination of the scope or applicability of this Agreement to arbitrate, shall be determined by arbitration in the Borough of Manhattan, New York. The arbitration shall be administered by JAMS pursuant to its (Comprehensive Arbitration Rules and Procedures). Judgment on the award may be entered in any court having jurisdiction. This clause shall not preclude parties from seeking provisional remedies in aid of arbitration from a court of appropriate, except that the Parties agree that the arbitration, the arbitrators’ authority and the relief available shall be limited as follows:

(a) The arbitrators shall be obligated to apply the rules of evidence and the substantive laws of the State of New York applicable to actions litigated in the federal courts of the State of New York; and

(b) The arbitrators shall be deemed to have exceeded their powers, authority or jurisdiction if the award they render is not correct under the applicable law and properly admitted evidence, if the arbitrators grant relief not expressly permitted under this Agreement or if the arbitrators otherwise fail to comply with the terms and limitations of this paragraph. In the event of any conflict between the rules of JAMS and this Agreement, this Agreement will control. Any arbitration shall be conducted by arbitrators approved by the JAMS and mutually acceptable to the Parties. All such disputes, controversies, or claims shall be conducted by a single arbitrator, unless the dispute involves more than $50,000 in the aggregate in which case the arbitration shall be conducted by a panel of three arbitrators. If the Parties are unable to agree on the arbitrator(s), then JAMS shall select the arbitrator(s). The resolution of the dispute by the arbitrator(s) shall be final, binding, nonappealable, and fully enforceable by a court of competent jurisdiction under the Federal Arbitration Act. The arbitration award shall be in writing and shall include a statement of the reasons for the award. The arbitrator(s) shall award reasonable attorneys’ fees and costs to the prevailing party. Process in any such action may be served upon any Party in the manner provided for giving of notices to it herein. Notwithstanding the foregoing, the Parties hereby consent to the jurisdiction of the state and federal courts located in the Borough of Manhattan, New York with respect to any action (i) to obtain injunctive or other equitable relief and (ii) to enforce or dispute any arbitration award or to obtain, enforce or dispute any judgment relating thereto.

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Section 9.4. Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 9.5. Complete Agreement. This Agreement, together with the agreements referenced herein, constitutes the complete agreement between the Parties with respect to the specific subject matter hereof and supersede all existing agreements and all oral, written, or other communications between the Parties concerning its subject matter. The Parties make no representations or warranties to each other, except as specifically set forth in or specified by this Agreement and the other Transaction Documents. All prior representations and statements made by any Party or its representatives, whether verbally or in writing, are deemed to have been merged into this Agreement.

Section 9.6. Waivers and Amendments. No delay on the part of a Party in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by such Party of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of any provision of this Agreement shall be effective unless in writing and signed by the Parties.

Section 9.7. References to Sections and Agreement; Captions. Unless otherwise indicated either expressly or by context, any reference in this Agreement to a “Section” shall be deemed to refer to a Section of this Agreement. All references herein to this Agreement shall, as of any time after the date hereof, be deemed to include all amendments hereto which have been made prior to such time in accordance with Section 9.6. Section captions, headings and titles used in this Agreement are for convenience only, and shall not affect the construction of this Agreement.

Section 9.8. Jurisdiction, Venue and Service of Process. Subject to the provisions of Section 9.3, the Parties hereby consent to the exercise of jurisdiction over its person and its property by any court of competent jurisdiction situated in the City of Wilmington, Delaware (whether it be a court of the State of Delaware or a court of the United States of America situated in Wilmington, Delaware) for the enforcement of this Agreement or in any other controversy, dispute or question arising hereunder, and each Party hereby waives any and all personal or other rights to object to such jurisdiction for such purposes. Each Party, for itself and its successors and assigns, hereby waives any objection which it may have to the laying of venue of any such action or suit at any time, each Party agrees that service of process may be made, and personal jurisdiction over such Party obtained, by service of a copy of the summons, complaint and other pleadings required to commence such litigation by personal delivery or by United States certified or registered mail, return receipt requested, addressed to such Party at its address for notices as provided in this Agreement. Each Party waives all claims of lack of effectiveness or error by reasons of any such service.

Section 9.9. Confidentiality. All oral and written information about each of the Parties, their respective businesses and customers, and this Agreement (collectively, the “Records”), are

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valuable and proprietary assets. Each Party (and each of their respective employees and agents) shall treat the Records as strictly confidential and, except as expressly authorized hereunder, will not disclose such Records to any Person (other than its Affiliates and, in the case of ESPV, to proposed transferees of the Participation Interests and in connection with the exercise of any right or remedy under this Agreement) or use such Records other than in accordance therewith. Each Party will use its best efforts to ensure that its employees and agents maintain such confidentiality. Each Party will notify the other Parties immediately upon receiving a subpoena or other legal process about any other Party’s Records and will cooperate with the other Parties to comply with or oppose the subpoena or legal process. This Section 9.9 will not apply to information, documents, and material that are in or enter the public domain other than through a wrongful act or omission of a Party.

Section 9.10. Jury Waiver. EACH PARTY HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. THE PARTIES EACH REPRESENT TO EACH OTHER THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL WITHOUT A JURY.

Section 9.11. Compliance with Law and Regulation. The performance of each of the Parties under this Agreement is subject to all applicable Requirements and any Regulatory Authority and each Party hereby covenants to comply with all applicable Requirements and the lawful and reasonable actions or requests of duly authorized Regulatory Authorities in connection with the matters contemplated by this Agreement. If any Party becomes aware of any change in any Requirement affecting the performance of obligations by any Party under this Agreement, it shall promptly thereafter provide written notice of the same to the other Parties, provided that the failure to provide such notice shall not relieve any Party of its obligation to comply with all applicable Requirements as may change from time to time. Nothing in this Agreement shall be construed as compelling any Party to act in violation of any applicable Requirements.

Section 9.12. Survival. Except as otherwise expressly provided herein, all the representations, warranties, terms and covenants of the Parties including, but not limited to, expense reimbursements and indemnifications, shall survive the termination of this Agreement.

Section 9.13. Power of Attorney. ESPV shall appoint Agent as its true and lawful attorney-in-fact solely with regard to all Services to be performed and actions to be taken by Agent pursuant to this Agreement. Agent shall be entitled to seek and obtain from ESPV a power of attorney in respect of the execution of any specific action as Agent deems appropriate. Notwithstanding anything herein to the contrary, Agent shall not take any action, and shall not be authorized to take any action, that would result in ESPV or any of its owners to be deemed to be engaged in the conduct of trade or business within the United States for purposes of Sections 864, 871 or 882 of the Code.

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Section 9.14. No Partnership.

(a) It is expressly recognized and acknowledged that this Agreement is not intended to create a partnership, joint venture or other similar arrangement among ESPV or any of its equity holders or trustees, on the one hand, and Agent on the other. It is also expressly understood that any actions taken on behalf of ESPV by Agent shall be taken as agent for ESPV either naming ESPV, or naming Agent as agent for an undisclosed principal. ESPV shall not hold itself out as a partner of Agent, and Agent will not hold itself out as a partner of ESPV.

(b) Agent shall not have any fiduciary duty or other implied obligations to ESPV or any other Person arising out of this Agreement.

Section 9.15. No Third Party Beneficiaries. This Agreement is intended for the benefit of the Parties and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person; provided, the ESPV Indemnified Parties, Lender and Victory Park shall be deemed to be third party beneficiaries for purposes of Sections 3.2(b) and 8.3.

Section 9.16. Tax Matters. This Agreement is registered as to any and all payments hereunder. The transfer by ESPV of this Agreement to permitted assigns or any of its rights hereunder may be effected only by surrender of this Agreement and (i) the reissuance by Agent of this Agreement to the assignee or (ii) the issuance by Agent of a new Agreement to the assignee. The transfer of this Agreement at any time by any means other than the methods described in this paragraph shall be deemed void and ineffective. The Agent may treat the Person in whose name this Agreement is registered as the owner hereof for the purposes of receiving or making any payment and for all other purposes, and the Agent shall not be affected by any notice to the contrary.

Section 9.17. Limited Recourse and Non-Petition. Agent shall have recourse only to the net assets of ESPV (other than any Collateral excluded pursuant to Section 2.1 of the Security Agreement) (the “ESPV Assets”) following the realization of Collateral in accordance with the terms of the Security Agreement. If the proceeds following the realization of such ESPV Assets (the “Net Proceeds”) are insufficient to discharge all payments which, but for the effect of this clause, would then be due and payable to Agent hereunder (the “Amounts Due”), the obligations of ESPV to Agent hereunder shall be limited to the amounts available from the Net Proceeds and no debt shall be owed to Agent by ESPV for any further sum. Agent shall not take any action or commence any proceedings against ESPV to recover any Amounts Due except as expressly permitted by the provisions of this Agreement. Agent shall not take any action or commence any proceedings or petition a court for the liquidation of ESPV, nor enter into any arrangement, reorganisation or insolvency proceedings in relation to ESPV whether under the laws of the Cayman Islands or other applicable bankruptcy laws until after the later to occur of the payment of all of the Amounts Due or the application of all of the Net Proceeds. Agent hereby

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acknowledges and agrees that the ESPV’s obligations under this Agreement are solely the corporate obligations of ESPV, and that Agent shall not have any recourse against any of the directors, officers or employees of ESPV for any claims, losses, damages, liabilities, indemnities or other obligations whatsoever in connection with any transactions contemplated by this Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

ELASTIC SPV, LTD.

By:	/s/ Andrew Dean
Name:	Andrew Dean
Title:	Director

ELEVATE@WORK ADMIN, LLC

By:	/s/ Kenneth E. Rees
Name:	Kenneth E. Rees
Title:	President and CEO

[Signature Page to Administrative Services Agreement]

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